UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2006

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Conditions.

On July 27, 2006, Royal Caribbean Cruises Ltd. issued a press release entitled “Royal Caribbean Reports Second Quarter 2006 Earnings.” A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Royal Caribbean Cruises Ltd., whether made before or after the filing of this report, regardless of any general incorporation language in the filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1 – Press release entitled “Royal Caribbean Reports Second Quarter 2006 Earnings” dated July 27, 2006 (furnished pursuant to Item 2.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	July 27, 2006	By:	/s/ BRADLEY H. STEIN

			Name:	Bradley H. Stein
			Title:	Vice President, General Counsel

Exhibit 99.1

Contact: Lynn Martenstein or Greg Johnson

(305) 539-6570 or (305) 539-6153

For Immediate Release

ROYAL CARIBBEAN REPORTS SECOND QUARTER 2006 EARNINGS

MIAMI – July 27, 2006 – Royal Caribbean Cruises Ltd. (NYSE, OSE: RCL).

Key Highlights

•	Better than expected second quarter 2006 net income of $122.4 million, or $0.57 per share.
•	Second quarter 2006 Net Yield growth of 6% versus forecast of 5%.
•	Second quarter 2006 Net Cruise Costs increased 14.4% due to fuel, timing and other items.
•	Delivery of Freedom of the Seas
•	For the full year 2006, the company expects Net Yields to increase 3% to 4% and earnings per share to be $2.90 to $3.00.

•	For the third quarter 2006, the company expects Net Yields to increase 1% to 2% and earnings per share to be $1.52 to $1.57.

Royal Caribbean Cruises Ltd. today announced net income for the second quarter of 2006 of $122.4 million, or $0.57 per share, compared to net income of $155.2 million, or $0.72 per share, for the second quarter of 2005. Revenues for the second quarter of 2006 increased to $1.3 billion from revenues of $1.2 billion in the second quarter of 2005.

Net Yields increased 6.0% over the second quarter of 2005, compared to previous guidance of an increase of approximately 5%, driven by strong cruise pricing and higher onboard revenues. Net Cruise Costs, on a per APCD basis, increased 14.4% compared to the second quarter of 2005, driven by the following principal factors:

•

Fuel accounted for 5.4 percentage points of the increase in Net Cruise Costs. Our “at-the-pump” fuel price averaged $460 per metric ton, compared to previous guidance of $432 per metric ton, and $337 per metric ton in the second quarter of 2005.

•	Non-fuel costs accounted for the remaining increase of 9.0 percentage points, due primarily to the following:
•	Expenses for the Century revitalization and other ship refurbishment projects.
•	General inflationary pressures, some of which were absorbed.
•	Inaugural expenses for Freedom of the Seas.
•	Timing of marketing expenses.
•	Other items such as the expensing of stock options, legal fees associated with the company’s recent verdict against Essef Corp., and additional operating costs in Cozumel due to hurricane damage.

“Despite continuing pressure from higher fuel prices, our second quarter results were better than we expected,” said Richard D. Fain, chairman and chief executive officer. “We are especially pleased with the performance of our two brands, which continue to drive strong yield growth.”

Outlook – Full Year 2006

The company has seen some softening in the competitive environment and a compression in booking windows, which increases the level of uncertainty in our forecasts. Despite this, the company still expects that Net Yields for the full year 2006 will increase in the range of 3% to 4% compared to 2005, which is consistent with our previous guidance.

The company estimates that Net Cruise Costs per APCD for 2006 will increase in the range of 6% to 7% as compared to the prior year. Higher fuel costs account for approximately 3.9 percentage points of this increase. Our current “at-the-pump” fuel price is $448 per metric ton, which is 25% higher than the average price for 2005 of $358 per metric ton. If fuel prices for the rest of the year remain at today’s level, the company estimates that its 2006 fuel costs (net of hedging and fuel savings initiatives) will increase approximately $115 million.

Depreciation and amortization is expected to be in the range of $425 to $435 million and net interest expense is expected to be in the range of $255 to $265 million.

Based upon the expectations and assumptions contained in this outlook section, management expects full year 2006 earnings per share to be in the range of $2.90 to $3.00.

Outlook – Third Quarter 2006

The company expects Net Yields for the third quarter of 2006 will increase 1% to 2% compared to the third quarter of 2005.

The company estimates that Net Cruise Costs per APCD for the third quarter of 2006 will increase approximately 4% compared to the same quarter in 2005. This is due to the increase in Net Cruise Costs discussed above, offset somewhat by the timing of marketing expenses. Higher fuel costs account for approximately 3.0 percentage points of the increase. Our current “at-the-pump” fuel price is $448 per metric ton, which is 16% higher than the average price for the third quarter of 2005 of $385 per metric ton. If fuel prices for the rest of the quarter remain at today’s level, the company estimates that its third quarter 2006 fuel costs (net of hedging and fuel savings initiatives) will increase approximately $25 million.

Based upon the expectations and assumptions contained in this outlook section, we expect third quarter 2006 earnings per share to be in the range of $1.52 to $1.57.

In April, the company took delivery of the world's largest cruise ship, Freedom of the Seas. The first in a series of three vessels, the 160,000 GRT, 3,600 double-occupancy Freedom of the Seas is currently sailing 7-night Western Caribbean itineraries from Miami.

We continue to successfully implement energy conservation initiatives and enhancements in types and sourcing of fuels. In addition to many smaller projects such as using LED lights, reflective window film treatment and restructuring itineraries, the company recently concluded a contract for the installation of diesel generators on our gas turbine ships. This project should generate significant savings in fuel costs. The first installation is scheduled for April 2007. In addition, the company has embarked on a program, on its gas turbine ships, to use limited quantities of biodiesel, which is a fuel made from vegetable oil feed stocks such as soy bean or palm oil. Biodiesel has significant environmental benefits, including lower NOx (Nitrogen Oxides) emissions, as well as being a renewable energy source.

The company has scheduled a conference call at 10 a.m. Eastern Daylight Time today to discuss its earnings. This call can be listened to, either live or on a delayed basis, on the company’s investor relations web site at www.rclinvestor.com.

Terminology

Available Passenger Cruise Days (“APCD”)

APCDs are our measurement of capacity and represent double occupancy per cabin multiplied by the number of cruise days for the period.

Gross Yields

Gross Yields represent total revenues per APCD.

Net Yields

Net Yields represent Gross Yields less commissions, transportation and other expenses and onboard and other expenses per APCD. We utilize Net Yields to manage our business on a day-to-day basis and believe that it is the most relevant measure of our pricing performance because it reflects the cruise revenues earned by us net of our most significant variable costs. We have not provided a quantitative reconciliation of projected Gross Yields to projected Net Yields due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Gross Cruise Costs

Gross Cruise Costs represent the sum of total cruise operating expenses plus marketing, selling and administrative expenses.

Net Cruise Costs

Net Cruise Costs represent Gross Cruise Costs excluding commissions, transportation and other expenses and onboard and other expenses. In measuring our ability to control costs in a manner that positively impacts net income, we believe changes in Net Cruise Costs to be the most relevant indicator of our performance. We have not provided a quantitative reconciliation of projected Gross Cruise Costs to projected Net Cruise Costs due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Passenger Cruise Days

Passenger Cruise Days represent the number of passengers carried for the period multiplied by the number of days of their respective cruises.

Occupancy

Occupancy, in accordance with cruise industry practice, is calculated by dividing Passenger Cruise Days by APCDs. A percentage of 100% or higher indicates that three or more passengers occupied some cabins.

Royal Caribbean Cruises Ltd. is a global cruise vacation company that operates Royal Caribbean International and Celebrity Cruises, with a combined total of 29 ships in service and six under construction. The company also offers unique land-tour vacations in Alaska, Canada and Europe through its cruise-tour division. Additional information can be found on www.royalcaribbean.com, www.celebrity.com or www.rclinvestor.com.

Certain statements in this news release are forward-looking statements. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Such factors include general economic and business conditions, vacation industry competition, including cruise vacation industry competition, changes in vacation industry capacity, including over capacity in the cruise vacation industry, the impact of tax laws and regulations affecting our business or our principal shareholders, the impact of changes in other laws and regulations affecting our business, the impact of pending or threatened litigation, the delivery of scheduled new ships, emergency ship repairs, negative incidents involving cruise ships including those involving the health and safety of passengers, reduced consumer demand for cruises as a result of any number of reasons, including geo-political and economic uncertainties, the unavailability of air service, armed conflict, terrorist attacks and the resulting concerns over safety and security aspects of traveling, the impact of the spread of contagious diseases, our ability to obtain financing on terms that are favorable or consistent with our expectations, changes in our stock price or principal shareholders, the impact of changes in operating and financing costs, including changes in foreign currency, interest rates, fuel, food, payroll, insurance and security costs, the implementation of regulations in the United States requiring United States citizens to obtain passports for travel to additional foreign destinations, weather, and other factors described in further detail in Royal Caribbean Cruises Ltd.’s filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, certain financial measures in this news release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found on our investor relations website at www.rclinvestor.com.

Financial Tables Follow

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ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,	
	2006	**2005**	**2006**	**2005**
Passenger ticket revenues	$ 952,907	$ 887,952	$ 1,795,170	$ 1,760,624
Onboard and other revenues	340,077	315,290	644,350	610,695
Total revenues	1,292,984	1,203,242	2,439,520	2,371,319
Cruise operating expenses				
Commissions, transportation and other	228,733	212,099	430,998	425,671
Onboard and other	84,926	80,189	144,778	141,143
Payroll and related	123,427	126,287	240,761	254,072
Food	65,592	65,216	131,292	132,784
Fuel	121,487	87,297	234,230	158,409
Other operating	200,808	169,082	373,048	333,698
Total cruise operating expenses	824,973	740,170	1,555,107	1,445,777
Marketing, selling and administrative expenses	181,744	148,962	354,936	310,492
Depreciation and amortization expenses	102,023	99,975	204,182	199,737
Operating Income	184,244	214,135	325,295	415,313
Other income (expense)				
Interest income	5,741	1,398	7,317	3,845
Interest expense, net of interest capitalized	(66,649)	(68,742)	(124,312)	(144,031)
Other income	(909)	8,449	33,626	17,231
	(61,817)	(58,895)	(83,369)	(122,955)
Income Before Cumulative Effect of a Change in Accounting Principle	122,427	155,240	241,926	292,358
Cumulative effect of a change in accounting principle	-	-	-	52,491
Net Income	$ 122,427	$ 155,240	$ 241,926	$ 344,849
Basic Earnings Per Share:				
Income before cumulative effect of a change in accounting principle	$ 0.58	$ 0.76	$ 1.14	$ 1.45
Cumulative effect of a change in accounting principle	$ -	$ -	$ -	$ 0.26
Net income	$ 0.58	$ 0.76	$ 1.14	$ 1.70
Diluted Earnings Per Share:				
Income before cumulative effect of a change in accounting principle	$ 0.57	$ 0.72	$ 1.12	$ 1.36
Cumulative effect of a change in accounting principle	$ -	$ -	$ -	$ 0.22
Net income	$ 0.57	$ 0.72	$ 1.12	$ 1.58
Weighted-Average Shares Outstanding:				
Basic	211,252	202,989	211,312	202,308
Diluted	228,193	235,970	229,438	236,091

STATISTICS

	Quarter Ended June 30,		Six Months Ended June 30,	
	2006	**2005**	**2006**	**2005** #
Occupancy	106.9%	106.9%	106.0%	106.3%
Passenger Cruise Days	5,746,992	5,664,615	11,321,341	11,437,572
APCD	5,374,078	5,296,700	10,677,648	10,758,712

ROYAL CARIBBEAN CRUISES LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)

Gross Yields and Net Yields were calculated as follows (in thousands, except APCD and Yields):

	Quarter Ended June 30,		Six Months Ended June 30,	
	2006	**2005**	**2006**	**2005**
Passenger ticket revenues	$ 952,907	$ 887,952	$ 1,795,170	$ 1,760,624
Onboard and other revenues	340,077	315,290	644,350	610,695
Total revenues	1,292,984	1,203,242	2,439,520	2,371,319
Less:				
Commissions, transportation and other	228,733	212,099	430,998	425,671
Onboard and other	84,926	80,189	144,778	141,143
Net revenues	$ 979,325	$ 910,954	$ 1,863,744	$ 1,804,505
APCD	5,374,078	5,296,700	10,677,648	10,758,712
Gross Yields	$ 240.60	$ 227.17	$ 228.47	$ 220.41
Net Yields	$ 182.23	$ 171.99	$ 174.55	$ 167.73

Gross Cruise Costs and Net Cruise Costs were calculated as follows (in thousands, except APCD and costs per APCD):

	Quarter Ended June 30,		Six Months Ended June 30,	
	2006	**2005**	**2006**	**2005**
Total cruise operating expenses	$ 824,973	$ 740,170	$ 1,555,107	$ 1,445,777
Marketing, selling and administrative expenses	181,744	148,962	354,936	310,492
Gross Cruise Costs	1,006,717	889,132	1,910,043	1,756,269
Less:				
Commissions, transportation and other	228,733	212,099	430,998	425,671
Onboard and other	84,926	80,189	144,778	141,143
Net Cruise Costs	$ 693,058	$ 596,844	$ 1,334,267	$ 1,189,455
APCD	5,374,078	5,296,700	10,677,648	10,758,712
Gross Cruise Costs per APCD	$ 187.33	$ 167.87	$ 178.88	$ 163.24
Net Cruise Costs per APCD	$ 128.96	$ 112.68	$ 124.96	$ 110.56

Net Debt-to-Capital was calculated as follows (in thousands except for percentage):

	As of June 30,	
	2006	**2005**
Long-term debt	$ 4,171,619	4,330,355
Current portion of long-term debt	482,870	404,575
Total long-term debt	4,654,489	4,734,930
Less: Cash and cash equivalents	323,183	298,028
Net debt	$ 4,331,306	4,436,902
Shareholders' equity	$ 5,650,460	5,156,131
Net debt	4,331,306	4,436,902
Capital	$ 9,981,766	9,593,033
Net Debt-to-Capital	43.4%	46.3%